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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78069, 333-78071, 333-78073, 333-31224,
333-54486, 333-54488 and 333-54490) and Form S-3 (No. 333-34450) of MKS
Instruments, Inc. of our report dated January 26, 2001 on our audits of the supplemental consolidated financial statements and the supplemental consolidated financial statement schedule of MKS Instruments, Inc. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Current Report on Form 8-K dated April 20, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 19, 2001